Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-3 (No. 333-145924) of Cardinal Health, Inc.,

(2)	Registration Statements on Form S-4 (No. 333-62938 and No. 333-74761) of Cardinal Health, Inc., and

(3)	Registration Statements on Form S-8 (No. 333-42357, No. 33-64337, No. 333-72727, No. 333-91849, No. 333-71727, No. 333-68819, No. 333-90417, No. 333-90423, No. 333-92841, No. 333-38198, No. 333-38190, No. 333-38192, No. 333-56010, No. 333-53394, No. 333-102369, No. 333-100564, No. 333-120006, No. 333-129725, No. 333-144368, and No. 333-149107) of Cardinal Health, Inc.,

of our reports dated August 22, 2008, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. and the effectiveness of internal control over financial reporting of Cardinal Health, Inc., included in this Annual Report (Form 10-K) for the fiscal year ended June 30, 2008.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Columbus, Ohio

August 22, 2008